UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      October 29, 2008

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01. OTHER EVENTS.

On October 29, 2008, Aware, Inc. issued the press release, attached to this Form 8-K as Exhibit 99.1, announcing that its Board of Directors has approved an extension of a program authorizing the Company to repurchase up to $5 million of its common stock and approved the repurchase of up to an additional $5 million of its common stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description
99.1	Press release issued by Aware, Inc. on October 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: October 29, 2008	By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Aware, Inc. on October 29, 2008.